CallidusCloud Announces Third Quarter 2012 Results

PLEASANTON, CA -- (Marketwire - November 01, 2012) -

  Q3 Total Revenues up 14% Year over Year
  Q3 SaaS Revenue up 19% Year over Year
  Q3 SaaS Bookings highest in 11 Quarters
  Total Contracted Value Exceeded $100 Million
  Non-GAAP Recurring Revenue Gross Margin a record 65%
  157 New Subscription Customers added in Q3

Callidus Software Inc. (NASDAQ: CALD), a leading provider of hiring, learning, marketing and selling cloud software today announced financial results for the third quarter ended September 30, 2012.

"I am pleased with our third quarter performance. This is the eighth consecutive double-digit revenue growth quarter for CallidusCloud," said Leslie Stretch, President and CEO, CallidusCloud. "Our Selling, Marketing, Learning and Hiring clouds all performed well. We had another strong SaaS bookings quarter and we exceeded the top end of our revenue guidance. We expanded our Non-GAAP recurring revenue gross margins again to a record of 65%. We added a record number of new subscription customers and signed two of the world's largest telcos for our Commissions solution making us the de-facto standard for SPM in this important vertical. We also saw increased instances of multi-product and cross-sell contracts. We were recognized as the leader in the SPM sector by Gartner Group with the only 'Strong Positive' rating in the history of the sector and we received no less than 10 International and American business awards."

Financial Highlights for the Third Quarter 2012

  Total revenue was $23.9 million for the third quarter, representing an increase of 14% compared to the same quarter last year. Total recurring revenues, which include SaaS revenues and maintenance and support, were $17.5 million, up approximately 10% compared to the third quarter of 2011. SaaS revenues of $13.6 million were up 19%, while maintenance and support revenues of $3.9 million were down 14% as compared to the third quarter of 2011. Service and other revenues of $6.4 million were up 27% as compared to the same quarter of 2011 driven by perpetual licenses of $2.0 Million in the quarter.

  Total GAAP gross margin was 50% for the third quarter up from 42% in the same quarter in 2011.

  Non-GAAP gross margin was 56% for the third quarter of 2012 up from 48% for the third quarter of 2011. Non-GAAP gross margin for the third quarter of 2012 excludes $931,000 of stock-based compensation expense and $464,000 of amortization of acquired intangibles.

  Third quarter 2012 GAAP recurring revenue gross margin was 61% up from 48% for the third quarter of 2011. Third quarter non-GAAP recurring revenue gross margin, which excludes $353,000 of stock-based compensation and $472,000 of amortization of acquired intangibles was 65%, up from 53% for the third quarter of 2011.

  GAAP net loss was $6.5 million, or ($0.18) per share, for the third quarter of 2012, which included $3.5 million of stock-based compensation expense, $837,000 of convertible note related interest and amortization expense, $824,000 of amortization of acquired intangible assets, $232,000 of acquisition-related expense and $113,000 of patent litigation defense and restructuring costs. This compares to a GAAP net loss of $4.6 million, or ($0.14) per share, for the third quarter of 2011, which included $2.8 million of stock-based compensation expense, $1,031,000 of convertible note related expense items, gain on extinguishment of debt of $904,000, $697,000 of acquisition related expense, a tax benefit from release of valuation allowance of $572,000, $494,000 of patent litigation cost, $409,000 of amortization of acquired intangible assets, impairment of marketable securities for $375,000 and $99,000 of restructuring expense.

  Non-GAAP net loss was $946,000, or ($0.03) per fully diluted share, for the quarter, compared to non-GAAP net loss of $130,000, for the same period last year excluding the items identified above.

Business Highlights for the Third Quarter 2012

  CallidusCloud was the only vendor to receive the highest "Strong Positive" rating in the 2012 MarketScope for SPM Software by Gartner, the world's leading information technology research and advisory company. The report, which estimates the SPM market size at $1.5-$2 billion during 2012 and 2013, focused on vendors that provide technology for managing training, coaching, hiring, onboarding, territories, quotas and incentive compensation.

  CallidusCloud collected 10 awards at the American Business Awards and International Business Awards including favorite company, best website, best new product and best new financial management cloud app for CallidusCloud's Commissions solution.

  CallidusCloud's CPQ solution joined the Oracle ISV program following on from its addition to the salesforce.com ISV program.

  CallidusCloud sponsored key industry events including Dreamforce, Cloudforce, Oracle Open World, Aberdeen Marketing Leadership Summit, Sales 2.0, Sales Management Association Sales Productivity Conference and the World at Work, Spotlight on Sales Compensation conference.

Financial Outlook
Total revenue for the fourth quarter of 2012 is expected to be between $24.8 million and $25.8 million. For the full year 2012 this translates to total revenues of between $94.5 million and $95.5 million. GAAP operating expenses are expected to be between $20.0 million and $21.0 million in the fourth quarter of 2012, which includes stock-based compensation expense of approximately $3.6 million, approximately $1.0 million in one-time transfer fees related to converting our Hyderabad contractors to employees, amortization of acquired intangibles of $825,000 and $340,000 of patent litigation defense costs.

Conference Call

A conference call to discuss the third quarter results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/

Dial-in: 800-561-2693 (International callers: 617-614-3523)
Passcode: 79945512

Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud, is a leading provider of cloud software. CallidusCloud enables organizations to drive performance and productivity across their business with our hiring, learning, marketing and selling clouds. From back office to the field, from desktop to mobile, we ensure organizations have the right tools to be more effective and perform better. The combined power of our clouds, our people, and our partners fuels growth, empowers the work force and delivers real value. CallidusCloud drives performance and productivity for over 1500 leading organizations. Small, medium and large enterprises across multiple industries and geographies rely on CallidusCloud for quicker hiring, simpler learning, better marketing, and smarter selling.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of fourth quarter and full year 2012 revenues, operating expenses, stock-based compensation expense and amortization of acquired intangibles expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2011 and its second quarter 2012 Form 10-Q which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP net loss and non-GAAP net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, a benefit from a purchase acquisition-related adjustment, restructuring expense, acquisition related expense, patent litigation defense cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2012. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, LeadFormix, Litmos, the Litmos logo, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except for per share data)
                                (unaudited)

                               Three months ended       Nine months ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2012        2011        2012        2011
                             ----------  ----------  ----------  ----------

Revenues:
  Recurring                  $   17,533  $   16,015  $   52,446  $   46,067
  Services and other              6,393       5,044      17,273      15,158
                             ----------  ----------  ----------  ----------

    Total revenues               23,926      21,059      69,719      61,225

Cost of revenues:
  Recurring (1) (2)               6,923       8,363      22,365      24,860
  Services and other (1) (2)      5,084       3,937      14,271      11,952
                             ----------  ----------  ----------  ----------

    Total cost of revenues       12,007      12,300      36,636      36,812
                             ----------  ----------  ----------  ----------

Gross profit                     11,919       8,759      33,083      24,413

Operating expenses:
  Sales and marketing (1)
   (2)                            8,351       5,253      23,573      14,303
  Research and development
   (1) (2)                        4,023       3,145      12,116       8,416
  General and administrative
   (1) (2) (3) (4)                4,831       4,673      14,685      12,500
  Acquisition-related
   adjustment                        50           -      (1,787)          -
  Restructuring                     (53)         99         561         136
                             ----------  ----------  ----------  ----------

    Total operating expenses     17,202      13,170      49,148      35,355
                             ----------  ----------  ----------  ----------

Operating loss                   (5,283)     (4,411)    (16,065)    (10,942)

Interest and other income
 (expense), net (5) (6) (8)
 (9)                               (737)       (638)     (2,476)     (1,079)
                             ----------  ----------  ----------  ----------

Loss before provision
 (benefit) for income taxes      (6,020)     (5,049)    (18,541)    (12,021)

Provision (benefit) for
 income taxes (7)                   444        (478)        213        (279)
                             ----------  ----------  ----------  ----------

Net loss                     $   (6,464) $   (4,571) $  (18,754) $  (11,742)
                             ==========  ==========  ==========  ==========

Basic and diluted net loss
 per share                   $    (0.18) $    (0.14) $    (0.53) $    (0.36)
                             ==========  ==========  ==========  ==========

Shares used in basic and
 diluted per share
 computation                     35,853      32,327      35,070      32,826
                             ==========  ==========  ==========  ==========

----------------------------
(1) Stock-based compensation included
 in amounts above by category:

  Cost of recurring          $      353  $      731  $    1,282  $    2,523
  Cost of services and other        578         370       1,623       1,054
  Sales and marketing             1,026         502       2,971       1,320
  Research and development          485         366       1,384       1,090
  General and administrative      1,070         843       3,747       2,907
                             ----------  ----------  ----------  ----------
    Total stock-based
     compensation                 3,512       2,812      11,007       8,894

(2) Acquisition, acquired and
 settlement related asset amortization

  Cost of recurring                 472         163       1,378         286
  Cost of services and other         (8)          -          36           -
  Sales and marketing               233         222         646         519
  Research and development           68           -         136           -
  General and administrative         59          24         180          47
                             ----------  ----------  ----------  ----------
    Total acquisition
     related asset
     amortization                   824         409       2,376         852

(3) Acquisition-related
 expense                            182         697         820       1,080
(4) Patent litigation cost          166         494         786       1,072
(5) Interest expense on
 convertible notes                  703         874       2,110       1,265
(6) Amortization of
 convertible note issuance
 cost                               134         157         402         216
(7) Tax benefit from release
 of valuation allowance               -        (572)       (224)       (572)
(8) Gain on extinguishment
 of convertible note                  -        (904)          -        (904)
(9) Impairment of asset               -         375           -         375

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                               September 30,   December 31,
Assets                                              2012           2011
                                               -------------  -------------

Current assets:
  Cash and cash equivalents                    $       6,631  $      17,383
  Short-term investments                              19,856         35,406
  Accounts receivable, net                            29,490         21,778
  Deferred income taxes                                  110            110
  Prepaid and other current assets                     7,773          5,831
                                               -------------  -------------

    Total current assets                              63,860         80,508

Property and equipment, net                            9,827          6,772
Goodwill                                              31,213         24,416
Intangible assets, net                                22,362         17,769
Deferred income taxes, noncurrent                        206            206
Deposits and other assets                              3,212          3,936
                                               -------------  -------------

    Total assets                               $     130,680  $     133,607
                                               =============  =============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                             $       5,040  $       3,515
  Accrued payroll and related expenses                 4,011          4,278
  Accrued expenses                                    12,118         12,272
  Deferred income taxes                                  596            596
  Deferred revenue                                    32,794         30,211
  Capital lease obligations                            1,107          1,196
                                               -------------  -------------

    Total current liabilities                         55,666         52,068

Deferred revenue, noncurrent                           3,450          4,257
Deferred income taxes, noncurrent                        308            197
Other liabilities                                      1,881          2,413
Capital lease obligations, noncurrent                    128            915
Convertible notes                                     59,215         59,215
                                               -------------  -------------

    Total liabilities                                120,648        119,065
                                               -------------  -------------

Stockholders' equity:
  Common stock                                            34             33
  Additional paid-in capital                         252,948        238,798
  Treasury stock                                     (14,430)       (14,430)
  Accumulated other comprehensive income                 282            189
  Accumulated deficit                               (228,802)      (210,048)
                                               -------------  -------------

    Total stockholders' equity                        10,032         14,542
                                               -------------  -------------

    Total liabilities and stockholders' equity $     130,680  $     133,607
                                               =============  =============

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (unaudited)

                                                         Nine months ended
                                                           September 30,
                                                       --------------------
                                                          2012       2011
                                                       ---------  ---------

Cash flows from operating activities:
  Net loss                                             $ (18,754) $ (11,742)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation expense                                   2,184      2,338
    Amortization of intangible assets                      3,818      2,284
    Provision for doubtful accounts and service
     remediation reserves                                    188         88
    Stock-based compensation                              11,007      8,852
    Stock-based compensation related to acquisition            -         42
    Release of valuation allowance                          (350)         -
    Gain on disposal of property and equipment                (6)         -
    Impairment of investments                                  -        375
    Amortization of convertible note issuance cost           402        217
    Gain on extinguishment of convertible notes                -       (904)
    Net amortization on investments                          310        351
    Acquisition-related adjustment                        (1,787)         -
      Changes in operating assets and liabilities:
      Accounts receivable                                 (7,628)      (593)
      Prepaid and other current assets                    (1,875)     1,594
      Other assets                                           322     (2,923)
      Accounts payable                                      (114)      (302)
      Accrued expenses                                       742       (257)
      Accrued payroll and related expenses                  (267)       313
      Accrued restructuring                                   37       (251)
      Deferred revenue                                     1,635     (1,648)
      Deferred income taxes                                  111        144
                                                       ---------  ---------
Net cash used in operating activities                    (10,025)    (2,022)
                                                       ---------  ---------

  Cash flows from investing activities:
  Purchases of investments                               (16,536)   (47,864)
  Proceeds from maturities and sale of investments        31,811     22,595
  Purchases of property and equipment                     (4,927)    (1,827)
  Proceeds from disposal of property and equipment             6          -
  Purchases of intangible assets                          (4,485)    (1,381)
  Acquisitions, net of cash acquired                      (7,721)   (12,237)
                                                       ---------  ---------
Net cash used in investing activities                     (1,852)   (40,714)
                                                       ---------  ---------

  Cash flows from financing activities:
  Proceeds from issuance of common stock                   5,223      5,424
  Repurchases of common stock                                  -    (14,430)
  Repurchase of common stock from employees for
   payment of taxes onvesting of restricted stock
   units                                                  (2,079)    (1,046)
  Payment of consideration related to acquisitions        (1,160)    (1,175)
  Repurchase of convertible notes                              -    (19,188)
  Proceeds from issuance of convertible notes, net of
   issuance costs                                              -     77,369
  Repayment of debt assumed through acquisition              (30)         -
  Payment of principal under capital lease                  (887)      (896)
                                                       ---------  ---------
Net cash provided by financing activities                  1,067     46,058
                                                       ---------  ---------
Effect of exchange rates on cash and cash equivalents         58          1
                                                       ---------  ---------
Net increase (decrease) in cash and cash equivalents     (10,752)     3,323
Cash and cash equivalents at beginning of period          17,383     12,830
                                                       ---------  ---------
Cash and cash equivalents at end of period             $   6,631  $  16,153
                                                       =========  =========

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                     Three months ended   Nine months ended
                                       September 30,        September 30,
                                    -------------------  ------------------
                                       2012      2011      2012      2011
                                    ---------  --------  --------  --------

Non-GAAP gross profit reconciliation

Gross profit                        $  11,919    $8,759   $33,083   $24,413

  Profit margin, as a % of total
   revenues                                50%       42%       47%       40%
Add back:
  Non-cash stock-based compensation       931     1,101     2,905     3,577
  Non-cash amortization of acquired
   intangible assets                      464       163     1,414       286
                                    ---------  --------  --------  --------
Non-GAAP gross profit               $  13,314   $10,023   $37,402   $28,276
                                    ---------  --------  --------  --------

  Profit margin, as a % of total
   revenues                                56%       48%       54%       46%

Non-GAAP recurring revenue gross
 profit reconciliation

Recurring revenue gross profit      $  10,610    $7,652   $30,081   $21,207
  Recurring revenue profit margin,
   as a % of recurring revenues            61%       48%       57%       46%
Add back:
  Non-cash stock-based compensation       353       731     1,282     2,523
  Non-cash amortization of acquired
   intangible assets                      472       163     1,378       286
                                    ---------  --------  --------  --------
Non-GAAP Recurring revenue gross
 profit                             $  11,435    $8,546   $32,741   $24,016
                                    ---------  --------  --------  --------
  Recurring revenue profit margin,
   as a % of recurring revenues            65%       53%       62%       52%

Non-GAAP operating expense
 reconciliation:

Operating expenses                  $  17,202   $13,170   $49,148   $35,355
  Operating expenses, as a % of
   total revenues                          72%       63%       70%       58%
Add back:
  Non-cash stock-based compensation    (2,581)   (1,711)   (8,102)   (5,317)
  Non-cash amortization of acquired
   intangible assets                     (360)     (246)     (962)     (566)
  Acquisition-related expense            (182)     (697)     (820)   (1,080)
  Patent litigation cost                 (166)     (494)     (786)   (1,072)
  Acquisition-related adjustment          (50)        -     1,787         -
  Restructuring                            53       (99)     (561)     (136)
                                    ---------  --------  --------  --------
Non-GAAP Operating Expenses         $  13,916    $9,923   $39,704  $ 27,184
                                    ---------  --------  --------  --------
  Non-GAAP Operating expenses, as a
   % of total revenues                     58%       49%       57%       44%

Non-GAAP operating income (loss)
 reconciliation:

Operating loss                      $  (5,283)  $(4,411) $(16,065) $(10,942)
  Operating loss, as a % of total
   revenues
                                          -22%      -21%      -23%      -18%
Add back:
  Non-cash stock-based compensation     3,512     2,812    11,007     8,894
  Non-cash amortization of acquired
   intangible assets                      824       409     2,376       852
  Acquisition-related expense             182       697       820     1,080
  Patent litigation cost                  166       494       786     1,072
  Acquisition-related adjustment           50         -    (1,787)        -
  Restructuring                           (53)       99       561       136
                                    ---------  --------  --------  --------
Non-GAAP Operating income (loss)    $    (602)     $100   $(2,302)   $1,092
                                    ---------  --------  --------  --------
  Non-GAAP Operating income (loss),
   as a % of total revenues                -3%        0%       -3%        2%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                     Three months ended   Nine months ended
                                        September 30,       September 30,
                                     ------------------  ------------------
                                       2012      2011      2012      2011
                                     --------  --------  --------  --------

Non-GAAP net loss reconciliation:

Net loss                             $ (6,464) $ (4,571) $(18,754) $(11,742)
  Net loss, as a % of total revenues      -27%      -22%      -27%      -19%
Add back:
  Non-cash stock-based compensation     3,512     2,812    11,007     8,894
  Non-cash amortization of acquired
   intangible assets                      824       409     2,376       852
  Acquisition related expenses            182       697       820     1,080
  Patent litigation costs                 166       494       786     1,072
  Acquisition-related adjustment           50         -    (1,787)        -
  Restructuring                           (53)       99       561       136
  Interest expense on convertible
   notes                                  703       874     2,110     1,265
  Amortization of convertible note
   issuance cost                          134       157       402       216
  Tax benefit from release of
   valuation allowance                      -      (572)     (224)     (572)
  Gain on extinguishment of
   convertible note                         -      (904)        -      (904)
  Impairment of asset                       -       375         -       375
                                     --------  --------  --------  --------
Non-GAAP Net income (loss)           $   (946) $   (130) $ (2,703) $    672
                                     --------  --------  --------  --------
  Non-GAAP Net income (loss), as a %
   of total revenues                       -4%       -1%       -4%        1%

Non-GAAP net income (loss) per share
 reconciliation:

Net loss per basic and diluted share $  (0.18) $  (0.14) $  (0.53) $  (0.36)
Add back:
  Non-cash stock-based compensation      0.10      0.09      0.31      0.27
  Non-cash amortization of acquired
   intangible assets                     0.02      0.01      0.07      0.03
  Acquisition related expenses           0.01      0.02      0.02      0.03
  Patent litigation costs                   -      0.02      0.02      0.03
  Acquisition-related adjustment            -         -     (0.05)        -
  Restructuring                             -         -      0.02         -
  Interest expense on convertible
   notes                                 0.02      0.03      0.06      0.04
  Amortization of convertible note
   issuance cost                            -         -      0.01      0.01
  Tax benefit from release of
   valuation allowance                      -     (0.02)    (0.01)    (0.02)
  Gain on extinguishment of
   convertible note                         -     (0.03)        -     (0.03)
  Impairment of asset                       -      0.01         -      0.01
                                     --------  --------  --------  --------
Non-GAAP net income (loss) per basic
 share                               $  (0.03) $  (0.01) $  (0.08) $   0.01
                                     --------  --------  --------  --------

Non-GAAP net income (loss) per
 diluted share                       $  (0.03)      - $  $  (0.08) $   0.02
                                     --------  --------  --------  --------

Basic and fully diluted shares
 reconciliation:

Basic shares                           35,853    32,327    35,070    32,826
                                     --------  --------  --------  --------
Add back:
  Weighted average effect of
   dilutive securities                      -    10,740         -     6,877
                                     --------  --------  --------  --------
Diluted shares                         35,853    43,067    35,070    39,703
                                     --------  --------  --------  --------

Investor Relations Contact
Carolyn Bass
Market Street Partners
(415) 445-3232
carolyn@marketstreetpartners.com

Press Contact:
Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com